EXHIBIT 99(f)-Amendment Four to the Credit Agreement


AMENDMENT NO. 4 TO CREDIT AGREEMENT ("Amendment") is dated as of September 22, 1999, among FINISHMASTER, INC., an Indiana corporation (the "Borrower"), the institutions listed on the signature pages hereof as Lenders (the "Lenders"), and BANK ONE, INDIANA, N.A. (formerly known as NBD BANK, N.A.) in its capacity as contractual representative for itself and the other Lenders (the "Agent") under that certain Credit Agreement dated as of November 19, 1997 by and among the Borrower, the Lenders and the Agent, as amended by Amendment No. 1 thereto dated as of December 10, 1997, Amendment No. 2 thereto dated as of March 27, 1998 and Amendment No. 3 thereto dated as of October 30, 1998 (the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

         WHEREAS, the Borrower, the Lenders and the Agent have entered the Credit Agreement; and

         WHEREAS, Borrower, the Lenders and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent agree as follows:

         1. Amendment to the Credit Agreement. Effective as of the date first above written and subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

         a.       Section 1.1 shall be amended as follows:

                  (i) The definition of "Borrowing Base" shall be amended to delete the current clauses (iv) and (v) in their entirety and to substitute the following new clauses
                           (iv) and (v) therefor: "(iv) at all times between November 3, 1998 and April 30, 1999 and between September 22, 1999 and April 30, 2001, $7,500,000;
                           plus (v) at all times between December 1, 2001 (and each year thereafter) and April 30, 2002 (and each year thereafter), $5,000,000;".

                  (ii) The definition of "Excess Cash Flow" shall be deleted in its entirety.

         b. Section 2.5(B)(i)(b) shall be deleted in its entirety and the words "(b) [RESERVED]" shall be substituted therefor.


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         c.       Section  2.15(D)(ii)  shall be amended  to delete the  pricing grid in its entirety and to substitute the following new pricing grid therefor:


                                 Applicable      Applicable      Applicable
                                 Eurodollar      Floating Rate   Commitment
         Leverage Ratio          Margin          Margin          Fee Percentage

         Greater than or
         equal to 4.0 to 1.0      2.25%           0.75%            0.50%

         Greater than or
         equal to 3.5 to 1.0
         and less than
         4.0 to 1.0               2.00%           0.50%           0.375%

         Greater than or
         equal to 3.0 to 1.0
         and less than
         3.5 to 1.0               1.75%           0.25%            0.25%

         Greater than or
         equal to 2.5 to 1.0
         and less than
         3.0 to 1.0               1.50%           0.00%            0.25%

         Greater than or
         equal to 2.0 to 1.0
         and less than
         2.5 to 1.0               1.25%           0.00%            0.25%

         Less than 2.0 to 1.0     1.00%           0.00%            0.20%


         d. Section 7.4(A)(i) shall be amended to delete the reference to "September 30, 2000" and to substitute therefor "March 31, 2001".


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         e.       Section  7.4(B)  shall be amended to delete the portion of the
                  Leverage Ratios chart beginning with the quarter ending September 30, 1999 through and including the quarter ending March 31, 2001 in its entirety and to substitute the following revised quarter ends and Leverage Ratios therefor:

                           "September 30, 1999                4.40 to 1.00
                           December 31, 1999                  4.40 to 1.00

                           March 31, 2000                     4.40 to 1.00
                           June 30, 2000                      4.40 to 1.00
                           September 30, 2000                 4.25 to 1.00
                           December 31, 2000                  4.25 to 1.00

                           March 31, 2001                     4.00 to 1.00".

         f. Section 7.4(D) shall be amended to delete the portion of the Interest Expense Coverage Ratio chart beginning with the quarter ending March 31, 2000 through and including the quarter ending March 31, 2001 in its entirety and to substitute the following revised quarter ends and Interest Expense Coverage Ratios therefor:

                           "March 31, 2000                    2.25 to 1.0
                           June 30, 2000                      2.25 to 1.0
                           September 30, 2000                 2.25 to 1.0
                           December 31, 2000                  2.25 to 1.0
                           March 31, 2001                     2.25 to 1.0".


                  2. Conditions Precedent. This Amendment shall become effective as of the date above written, if, and only if:

                  a. the Agent has received duly executed originals of this Amendment from the Borrower, the Lenders and the Agent;

                  b. the Borrower shall have paid to the Agent, for the benefit of each Lender that delivers a signature page to this Amendment on or prior to the effective date hereof, an amendment fee in the amount of ten basis points on the aggregate Commitment of all of the Lenders; and

                  c.       the  Borrower  shall  have  paid to Banc One  Capital
                           Markets, Inc. (formerly known as First Chicago Capital Markets, Inc.), as Arranger, a fee in the amount disclosed in that certain Fee Letter dated as of September 13, 1999.

                  3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
                           (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

                           (b) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agrees that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.


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                  4.       Reference to and Effect on the Credit Agreement.

                           (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

                           (b) The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                           (c)  Except  as  expressly   provided   herein,   the
                           execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

                  5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Indiana.

                  6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  7. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.


                                           FINISHMASTER, INC., as Borrower


                                           By: /s/ Robert R. Millard
                                           -------------------------------------
                                           Name:   Robert R. Millard
                                           Title:   Senior Vice President
                                           and Chief Financial Officer


                                           BANK ONE, INDIANA, N.A.
                                           (formerly known as NBD BANK, N.A.),
                                           as Agent


                                           By: /s/ Scott C. Morrison
                                           -------------------------------------
                                           Name:   Scott C. Morrison
                                           Title:   Vice President



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                                       LENDERS:

                                       BANK ONE, INDIANA, N.A.
                                       (formerly known as NBD BANK, N.A.)


                                       By: /s/
                                       ----------------------------------------
                                       Name:   Scott C. Morrison
                                       Title:   Vice President


                                       BANK OF AMERICA, N.A.
                                       (formerly known as BANK OF AMERICA
                                       NATIONAL TRUST AND SAVINGS ASSOCIATION)


                                       By: /s/
                                       ----------------------------------------
                                       Name:
                                       Title:


                                       HARRIS TRUST AND SAVINGS BANK


                                       By: /s/
                                       ----------------------------------------
                                       Name:
                                       Title:


                                       KEYBANK NATIONAL ASSOCIATION


                                       By: /s/
                                       ----------------------------------------
                                       Name:
                                       Title:


                                       LASALLE BANK NATIONAL ASSOCIATION


                                       By: /s/
                                       ----------------------------------------
                                       Name:
                                       Title:


                                       THE NORTHERN TRUST COMPANY


                                       By: /s/
                                       ----------------------------------------
                                       Name:
                                       Title:


                                       PNC BANK, NATIONAL ASSOCIATION


                                       By: /s/
                                       ----------------------------------------
                                       Name:
                                       Title: